SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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WESTERN ASSET INFLATION-LINKED

INCOME FUND

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Your Vote Is Important No Matter How Many or How Few Shares You Own June 19, 2020 Vote Today for the Fund that is Delivering Monthly Distributions to You Ahead of the Western Asset Inflation-Linked Income Fund (the “Fund”) Special Meeting of Shareholders on July 14, 2020, you are being asked to vote to approve new agreements1 between the Fund and its investment manager and subadvisers that will enable the Fund to continue to operate and deliver the returns you rely on. Why Should I Vote to Approve the Agreements with the Funds Investment Manager and Subadvisers? Approving these agreements will enable the Fund to continue to operate uninterrupted and deliver the strong total returns and distribution payouts you have come to expect The investment manager and subadvisers have developed and implemented the Fund’s strategy that has enhanced shareholder value Importantly, the new management and subadvisory agreements will be identical to the current agreements, except for the dates of execution, effectiveness and termination Protect the Value of Your Investment — Vote Your Proxy Card Today The Fund’s Board of Trustees unanimously recommends that you vote “FOR” the approval of the new management agreement for the Fund’s manager and the new subadvisory agreements for the Fund’s subadvisers to ensure shareholders receive uninterrupted value.

Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Shareholders Call Toll Free: (877) 800-5185 Banks and Brokers Call: (212) 750-5833 Innisfree M&A Incorporated Notes 1 The “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, will cause your Fund’s management and subadvisory agreements to terminate. Forward Looking Statement Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.